EXHIBIT 4.17


                            STOCK PURCHASE AGREEMENT
                            ------------------------
     This Stock Purchase Agreement is made this 26th day of October 2002, by and between USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USA" or "Company"), and KAZI MANAGEMENT VI, INC., a U. S. Virgin Islands corporation ("KAZI").

                                   Background
                                   ----------

          As more fully set forth herein, KAZI has purchased from the Company 3,571,429 shares of Common Stock of USA (the "Shares") for $.07 per share, for an aggregate of $250,000, and will also receive from USA (a) warrants to purchase up to 7,142,858 shares of Common Stock of the Company at $.07 per share at any time through October 26, 2007, as evidenced by the certificate attached hereto as Exhibit "A"("Warrants"), and (b) warrants to purchase (i) up to 7,142,858 additional shares of Common Stock of the Company at $.07 per share, and (ii) up to 5,000,000 additional shares of common stock of the Company at $.10 per share as evidenced by the certificates attached hereto as Exhibit "B" and "C", respectively
     ("Additional Warrants"). The Warrants and Additional Warrants shall be hereinafter referred to as the "Warrants" and the shares of Common Stock underlying the Warrants shall be referred to as the "Warrant Shares". The Additional Warrants, Warrants, and Shares shall be referred to hereinafter collectively as the "Securities".

                                    Agreement
                                    ---------

          NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

          1. Subscription.
             -------------

          KAZI hereby purchases the Securities from the Company and the Company hereby sells and issues the Securities to KAZI. In full payment for the Securities, KAZI has delivered to USA immediately available funds in the amount of $250,000 payable to USA. In exchange therefore, USA has executed and delivered to KAZI the certificates representing the Warrants and the Additional Warrants and shall deliver to KAZI within 5 days after the date hereof a certificate representing 2,500,000 shares of USA Common Stock registered in the name of KAZI.

          At the time of the execution and delivery of this Stock Purchase Agreement, KAZI and USA have also executed and delivered the Registration Rights Agreement attached hereto as Exhibit "C" ("Registration Rights Agreement").

          2.  Verification  of  Status as  "Accredited  Investor".
              ----------------------------------------------------

          KAZI hereby represents to USA that it qualifies as an "accredited investor" as such term is defined in Rule 501 promulgated under the Act because either (a) KAZI was not formed for the specific purpose of investing in the Securities and has total assets in excess of $5,000,000, or (b) each of the equity owners of KAZI has a net worth in excess of $1,000,000.

          3.  Representations And Warranties of the Company.
              ----------------------------------------------

          The Company hereby makes the following representations and warranties to KAZI:

          (a) Issuance of Securities. The issuance of the Shares, Warrants, and Warrant Shares has been duly authorized by USA, and when issued will be validly issued. The Shares and Warrant Shares when issued will be fully paid and non-assessable.

          (b) Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with all requisite power, authority and licensing to own, operate and lease its properties and carry on its business as now being conducted.

          (c) Authority. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby has been duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to carry out the transactions contemplated hereby.

          (d) Warrant Shares. There has been reserved, and the Company shall at all times keep reserved out of the authorized and unissued shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the right of purchase represented by the Warrants. All shares of Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Common Stock, validly issued and outstanding, fully paid and non-assessable.

          4.  Representations  by KAZI.
              -------------------------

          KAZI represents and warrants to the Company as follows:

                  (a) KAZI has received, read and understands the provisions of each of the following: (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001; (ii) the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001; (iii) the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001; (iii) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002; (iv) the Company's Registration Statement on Form SB-2 (File No. 333-86064) filed on April 11, 2002 with the Securities and Exchange Commission and the final prospectus thereto filed on June 13, 2002; (v) the Risk Factors section incorporated by reference herein in Section 3(f) hereof; and (vi) the Report on Form 8-K filed July 29, 2002. KAZI understands that all of the foregoing together with this Subscription Agreement shall be referred to herein as "Offering Materials".

                  (b) KAZI has relied only upon the information presented and contained in the Offering Materials. KAZI has had the opportunity to ask of the person or persons acting on behalf of the Company any and all relevant questions in connection with any aspect of the Company including, but not limited to, the Securities offered by the Offering Materials and has received answers which it considers to be reasonably responsive to such questions. KAZI has had the opportunity to verify the accuracy of the information contained in the Offering Materials. KAZI understands that the proceeds from the sale of the Shares will be used for working capital purposes, primarily to make payment of obligations and debts of the Company (or its subsidiary).

                  (c) KAZI understands that it is subscribing for the Securities withoutbeing furnished any literature or prospectus in connection with the offering of the Securities other than the Offering Materials, and that the offering of the Securities presented in the Offering Materials will not have been scrutinized by the securities administrator or similar bureau, agency, or department of the state of its domicile.

                  (d) KAZI understands (i) that neither the Shares, Warrants nor the Warrant Stock has been registered under the Act or registered or qualified under the securities laws of the state of domicile of KAZI;
         (ii) that except as otherwise provided in the Registration Rights Agreement, KAZI has no right to require such registration or qualification; and (iii) that therefore KAZI must bear the economic risk of the investment for an indefinite period of time because neither the Shares, Warrants nor Warrant Stock may be sold unless so registered or qualified or unless an exemption from such registration and qualification is available.

                  (e) Subject to being resold pursuant to an effective registration statement, the Securities are being purchased for KAZI's own account for investment purposes only and not for the interest of any other person and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. Although the Common Stock of USA is currently traded on the OTC Bulletin Board under the symbol USTT, KAZI also understands that there may not be any established public trading market for the sale of the Shares.

                  (f) KAZI recognizes that the purchase of the Securities involves a high degree of risk including those special risks set forth under the caption "Risk Factors" and "Forward Looking Statements" in the Form SB-2 Registration Statement of the Company (File No. 333-86064) filed with the Securities and Exchange Commission on April 11, 2002 and the Form 10-QSB for the quarter ended March 31, 2002, all of which are incorporated herein by reference.

                  (g) Subject to the registration rights set forth above, KAZI understands that its right to transfer the Shares, Warrants and Warrant Stock will be restricted as set forth on the stock certificates. Such restrictions include provisions against transfer unless such transfer is not in violation of the Act, or applicable state securities laws (including investor suitability standards).

                  (h) All information which KAZI has provided to the Company including, but not limited to, its tax identification number, its financial position, and status as an accredited investor, and its knowledge of financial and business matters is true, correct and complete as of the date of execution of this Stock Purchase Agreement. KAZI understands that USA will rely in a material degree upon the representations contained herein.

                  (i) KAZI maintains its principal place of business at the address shown on the signature page of this Stock Purchase Agreement, at which address KAZI has subscribed for the Securities.

                  (j) KAZI understands that legends may be placed on any certificate representing the Shares, Warrants, and Warrant Shares substantially to the following effect:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

                  (k) The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby has been duly authorized by KAZI.


          5.  Right  of  First  Refusal.
              --------------------------

          For any private capital raising transactions of Equity Securities (as defined below) which close after the date hereof and on or prior to the date that is one year after the date of this Agreement, not including any Warrants issued in conjunction with this Agreement, the Company agrees to deliver to KAZI, at least three (3) days prior to the closing of such transaction, written notice describing the proposed transaction, including the terms and conditions thereof, and providing KAZI an option (the "Right of First Refusal") during the three (3) day period following delivery of such notice to purchase the securities being offered in such transaction on the same terms as contemplated by such transaction. For purposes hereof, the following shall be collectively referred to herein as, the "Equity Securities": (i) private placements of Common Stock at prices equal to or less than the price that KAZI has purchased the Shares; or (ii) private placements of any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or other equity securities at prices equal to or less than the price that KAZI purchased the Shares.

          Notwithstanding the above, the Rights of First Refusal shall not apply to any transaction involving issuances of securities in connection with a merger, consolidation, acquisition or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or exercise of options by employees, consultants or directors, or a primary underwritten offering of the Company's Common Stock. The Rights of First Refusal also shall not apply to (a) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (b) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or stock plan for the benefit of the Company's employees, directors or consultants or under any Employee Benefit Plan (as defined in Rule 405 of the Act), (c) the issuance of debt securities, with no equity feature, incurred solely for working capital purposes, or (d) private placements of Equity Securities headed by nationally recognized investment banking firms, such as Salomon Smith Barney.

          6. Delay of Registration.
             ----------------------

          Notwithstanding anything contained herein to the contrary, if the Registration Statement (as such term is defined in the Registration Rights Agreement) has not been (1) filed with the Securities and Exchange
     Commission within 30 days following the date hereof, or (2) declared effective under the Act by the Securities and Exchange Commission within 90 days following the date hereof, then in either such event, the Company shall issue to KAZI an additional three percent (3%) of the aggregate number of Shares, Warrants, and Additional Warrants issued to KAZI by the Company hereunder on the date hereof, on a pro rata basis for partial months, for each full month that the Registration Statement is not so filed or declared effective. In lieu of receiving additional Shares, KAZI may elect to receive the cash equivalent of the additional Shares (based upon the then closing price of the Common Stock). The additional Shares, if any, and the additional shares of Common Stock underlying the new warrants shall be covered by the Registration Rights Agreement.

          7. Survival of Representations,  Warranties, Covenants, Agreements and
             -------------------------------------------------------------------
             Remedies.
             ---------

          Except as specifically provided otherwise herein, all representations, warranties, covenants, agreements and remedies of the parties hereto, shall survive the date hereof.

          8.  Entire   Agreement.
              -------------------

          This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the transactions contemplated herein, supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there have been no warranties, representations or promises, written or oral, made by any of the parties hereto except as herein expressly set forth herein.

          9. Binding  Agreement.
             -------------------

          This Agreement shall be binding upon and inure to the benefit of the parties hereto, as well as their respective heirs, personal representatives, successors and assigns but no party may assign its obligations hereunder.

          10.  Pennsylvania  Law Controls.
               ---------------------------
          This Agreement shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law rules.

          11. Expenses.
              --------

          The Company shall pay for and prepare all documentation and filings related to this transaction and shall pay a non-accountable legal and due diligence fee to KAZI or its legal counsel in the amount of $5,000.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Purchase Agreement the date first above written.

                                                     KAZI MANAGEMENT VI, INC.

         /s/                   /s/
Witness:_________________  By:__________________________


                                                     Address:

                                                     ----------------------
                                                     ----------------------

                                                     USA TECHNOLOGIES, INC.

                                                By:  /s/ George R. Jensen, Jr.,
                                                     ------------------------
                                                     Chief Executive Officer